EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, dated as of January 20, 2000 (the "Merger Agreement"), between A.G. Holdings, Inc., a Washington corporation ("AG Holdings") and Wasatch Interactive Learning Corporation, a Utah corporation ("Wasatch").

         WHEREAS, AG Holdings is a corporation duly organized and existing under the laws of the State of Washington; is required to file reports under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") and as of the date hereof, AG Holdings has authority to issue 100,000,000 shares of Common Stock, par value $0.0001 per share (the "AG Holdings Common Stock"), of which 3,130,078 shares are issued and outstanding, and 3,894,795 shares will be issued and outstanding immediately prior to the Merger;

         WHEREAS, Wasatch is a corporation duly organized and existing under the laws of the State of Utah, and as of the date hereof, Wasatch has authority to issue 20,000,000 shares of Common Stock, no par value per share ("Wasatch Common Stock"), of which 15,920,816 shares are issued and outstanding;

         WHEREAS, the respective Boards of Directors of AG Holdings and Wasatch have determined that it is advisable and in the best interests of each of such corporations that Wasatch merge with and into AG Holdings upon the terms and subject to the conditions set forth herein as authorized by the statutes of the States of Washington and Utah;

         WHEREAS, the respective Boards of Directors of AG Holdings and Wasatch have by resolutions duly adopted, approved this Merger Agreement; and

         WHEREAS, the majority of stockholders of Wasatch have approved this Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  Section 1. Merger. Wasatch shall be merged with and into AG Holdings (the "Merger), and AG Holdings shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"), the name of which on and after the Effective Date shall remain unchanged unless and until amended in the manner provided by law. Notwithstanding the foregoing, the Surviving Corporation shall qualify to do business under the name Wasatch
Interactive Learning Corporation and, if permitted, without shareholder approval, shall change its name to Wasatch contemporaneously with the Merger. The Merger shall become effective upon the date and time of filing Articles of Merger providing for the Merger (the "Effective Time") with the Secretary of State of the State of Utah. An appropriate certificate of merger, providing for

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the Merger will be filed within 30 days thereof, with the  Secretary of State of the State of Washington.

                  Section 2. Governing Documents. The Certificate of Incorporation of AG Holdings as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law. The By-laws of AG Holdings as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof, the Certificate of Incorporation of the Surviving Corporation and applicable law.

                  Section 3. Succession. At the Effective Time, the separate corporate existence of Wasatch shall cease, and AG Holdings shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of Wasatch and AG Holdings shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of Wasatch including, without limitation, all outstanding indebtedness of Wasatch. In consideration of the Merger, AG Holdings shall issue 3,605,205 shares of AG Holdings Common Stock to the shareholders of Wasatch, representing 48% of the shares outstanding after such original issuance.

                  Section 4. Directors. The directors of the Board of Directors of AG Holdings immediately prior to the Effective Time shall be deemed to have resigned as directors of AG Holdings at the Effective Time. The board of directors of the Surviving Corporation and the members thereof, shall consist of the members of the board of directors of Wasatch immediately prior to the Merger, to serve thereafter in accordance with the by-laws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such by-laws and the laws of the State of Washington.

                  Section 5. Officers. The officers of AG Holdings immediately preceding the Effective Time shall be deemed to have resigned as officers of AG Holdings at the Effective Time. The officers of the Surviving Corporation shall be the officers of Wasatch immediately prior to the Merger, such officers to serve thereafter in accordance with the by-laws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such by-laws and the laws of the State of Washington.

                  Section 6. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Wasatch such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, or record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Wasatch, and otherwise to carry out the purposes of this Merger Agreement, and the officers

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and directors of the Surviving Corporation are fully authorized, in the name and on behalf of Wasatch or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                  Section 7. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Wasatch Common Stock issued and outstanding in the name of Wasatch immediately prior to the Effective Time shall be canceled and retired and resume the status of authorized and unissued shares of Wasatch Common Stock, and no shares of Wasatch Common Stock or other securities of AG Holdings shall be issued in respect thereof.

                  Section 8. Representations and Warranties of AG Holdings. AG Holdings represents and warrants to Wasatch as follows:

                  Section 8.1. Organization, Existence, Authority, etc. AG Holdings is a corporation duly organized and validly existing under the laws of the State of Washington, has corporate power to own all of its property and assets, to carry on its business as now conducted and to carry out the terms of this Merger Agreement. AG Holdings has the corporate power and is duly authorized by all necessary corporate action to merge with Wasatch pursuant to this Agreement. The execution and delivery of this Merger Agreement does not, and the consummation of the Merger will not, violate any provision of AG Holdings' Certificate of Incorporation or By-Laws, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair AG Holdings or any of its rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of AG Holdings pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which AG Holdings is a party or by which AG Holdings properties are bound or affected, except in the case of any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect. The Board of Directors of AG Holdings has taken or will take all action required by law, its Certificate of Incorporation or By-Laws or otherwise to authorize the execution and delivery of this Merger Agreement and this Merger Agreement is a valid and binding agreement of the Company in accordance with its terms. The copies of the Articles of Incorporation and all amendments thereto of AG Holdings and the By-Laws of AG Holdings delivered to Wasatch are complete and correct.

                  The Company has all requisite corporate power and authority to enter into this Merger Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously approved, subject to the completion of appropriate due diligence, this Merger Agreement. This Merger Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of


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the Company,  enforceable in accordance  with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  Section 8.2. Capital Stock. The authorized capital stock of AG Holdings consists of 100,000,000 shares of Common Stock, of which on the date hereof 3,130,378 shares are issued and outstanding, and 3,894,795 shares will be issued and outstanding immediately prior to the Merger. All outstanding shares of AG Holdings at the Effective Time shall be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or By-laws of AG Holdings or any agreement to which AG Holdings is a party or by which it is bound. There are no outstanding obligations to issue or options or rights to acquire any capital stock of AG Holdings or any outstanding securities or other instruments convertible into any capital stock of AG Holdings binding upon AG Holdings.

                  Section 8.3. Accuracy of Information. No representation or warranty of AG Holdings contained in this Merger Agreement and no statement contained in any certificate or other instrument delivered pursuant hereto or in any periodic report, registration statement or other document filed by AG Holdings with the SEC (collectively, "SEC Reports") or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

                  Section 8.4.      Subsidiaries.

                  AG Holdings does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.



                  Section 8.5       SEC Documents; Seller Financial Statements.

                  AG Holdings has filed with the SEC all forms, statements, reports and documents ("SEC Documents including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933, as amended (the "Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and rules and regulations thereunder. AG Holdings has furnished to Wasatch true and correct copies of all SEC Documents filed by AG Holdings with the SEC. As of their respective filing dates, the SEC

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Documents complied in all material respects with the requirements of the Act and the Exchange Act, and the applicable rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                  Since October 31, 1999 (the date of the last Form 10-QSB),  AG
Holdings has not suffered any material adverse effect with respect to its business (financial or otherwise), and AG Holdings has conducted its business only in the ordinary course and there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to AG Holdings' Common Stock or any repurchase, redemption or other acquisition by AG Holdings of any other securities of AG Holdings. The financial statements of AG Holdings, including the notes thereto, included in the SEC Documents (the "AG Holdings Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC rules for such form) and present fairly the consolidated financial position of AG Holdings at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments which will not be material in amount or significance) and, do not include or omit to state any fact which renders the AG Holdings Financial Statements hereunder misleading. There has been no change in AG Holdings accounting policies except as described in the notes to the AG Holdings Financial Statements.

                  As soon as  practicable,  following  the  date of this  Merger
Agreement, AG Holdings shall cause to be delivered to Wasatch, AG Holdings' unaudited balance sheet as of January 31, 2000 (the "Balance Sheet Date"), and the related unaudited statements of operations and cash flows for the period commencing November 1, 1999 and ending on the Balance Sheet Date (collectively, the "Updated AG Holdings Financials"). At such time as Updated AG Holdings Financials are delivered, AG Holdings will represent and warrant to Wasatch that Updated AG Holdings Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. Updated AG Holdings Financials will present fairly the financial condition and operating results of AG Holdings as of the dates and during the periods indicated therein.

                  Section 8.6. Conflicts, Consents, Permits. (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of AG Holdings (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to AG Holdings or any of

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its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair AG Holdings' or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect, as defined in Section 10.1(C) below.

         The execution and delivery of this Merger Agreement by AG Holdings does not, and the performance of this Merger Agreement by the Company will not require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Exchange Act state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the legal requirements of any foreign jurisdiction requiring notification in connection with this Merger Agreement and the transactions contemplated hereby and the filing and recordation of appropriate documents as required by Washington Law and the Laws of the State of Nevada, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of this Merger Agreement or otherwise prevent or materially delay the Company from performing its obligations under this Merger Agreement, or (B) do not have a Material Adverse Effect.

                  Section 8.7 Court Orders and Decrees. The officers of the AG Holdings have not received written or oral notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting AG Holdings.

                  The Updated AG Holdings Financial Statements shall be subject to review by the Company and its accountants and consultants. AG Holdings shall be responsible for the fees and expenses of the auditors for their services in connection with the Updated AG Holdings Financial Statements.

                  Section 8.8 Approvals and Authorizations. AG Holdings has obtained all necessary consents, approvals or authorizations in connection with the transactions contemplated hereby that are required by law or otherwise in order to make this Merger Agreement binding upon AG Holdings.

                  Section 8.9 Legal Proceedings; Claims. AG Holdings is not a party to any pending litigation, arbitration or administrative proceeding or

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investigation  and to AG Holdings'  best  knowledge and belief,  no  litigation, arbitration or administrative proceeding or investigation that would have a material adverse effect on the Assets or the Business is threatened.

                  Section 8.10 Brokers. AG Holdings has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in an obligation of Wasatch to pay any finder's fee, brokerage commission, or similar payment in connection with the transactions contemplated by this Merger Agreement.

                  Section 8.11 Absence of Undisclosed Liabilities and Conditions. Except as disclosed in the AG Holdings Financial Statements, AG Holdings shall have no debts, liabilities or obligations (whether due or to become due, absolute, accrued, contingent or otherwise) of any nature whatsoever. The AG Holdings Financial Statements do not include any assets or liabilities of any entity other than AG Holdings nor any expense of any entity other than AG Holdings. AG Holdings has no knowledge of any currently existing facts that materially adversely affect or are likely in the future to materially adversely affect its assets.

                  Section 8.12 Taxes. As of the Effective Time, all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by any governmental entity whatsoever, which are due or payable by AG Holdings and all interest and penalties thereon, have been paid in full, all tax returns required to be filed in connection therewith have been timely filed and all deposits required by law to be made by AG Holdings with respect to employee's withholding taxes have been duly made. AG Holdings has not been delinquent in the payment of any tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it. Except for amounts accrued, but not payable as of the Effective Time, (i) AG Holdings is not liable for the payment of any taxes relating to its assets or the operation of its business, and (ii) Wasatch shall have no liability for any taxes related to the ownership or operation of AG Holdings' assets or AG Holdings' business prior to the Effective Time or in connection with the sale of AG Holdings' assets in this transaction.

                  Section 9. Representations and Warranties of Wasatch. Wasatch represents and warrants to AG Holdings as follows:

                  Section 9.1 Organization, Existence, Authority, etc. Wasatch is a corporation, duly organized and validly existing under the laws of the State of Utah. Wasatch has the corporate power to execute and deliver and to carry out the terms of this Merger Agreement, and Wasatch has taken all action required by law, its Certificate of Incorporation and By-Laws or otherwise to authorize such execution and delivery and the carrying out of this Merger Agreement. The execution and delivery of this Merger Agreement do not, and the consummation of the Merger will not, violate any provision of Wasatch's Certificate of Incorporation or ByLaws, or any provision of any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Wasatch is a party or by which it is bound. By its execution and delivery of this Merger Agreement, Wasatch represents and warrants that the

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holders of in excess of a majority of the  outstanding  capital stock of Wasatch has consented to and approved this Merger Agreement in accordance with the provisions of the Utah Business Corporation Act. The Board of Directors has taken all action required by law, the Certificate of Incorporation and By-Laws of Wasatch or otherwise to authorize the execution and delivery of this Merger Agreement, and this Merger Agreement is a valid and binding agreement of Wasatch in accordance with its terms.

                  Section 9.2 Capital Stock. The authorized Capital Stock of Wasatch consists of 20,000,000 shares of Common Stock, of which on the date hereof 15,920,816 shares are issued and outstanding, all of which have executed this agreement and which are being transferred by the Agreement to AG Holdings. There are no outstanding obligations to issue or options or rights to acquire any Capital Stock of Wasatch or any outstanding securities or other investments convertible into Capital Stock of Wasatch binding upon Wasatch which will survive the Merger. Notwithstanding the foregoing, following the Merger the Surviving Corporation shall (i) issue one Class A Common Stock Purchase Warrant for every five shares of Common Stock issued and outstanding, and (ii) adopt an employee stock option plan and authorize up to 1,000,000 shares of Common Stock to be issued upon exercise of options available for grant under such plan.

                  Section 9.3 Legal Proceedings;  Claims. Wasatch is not a party to any pending litigation, arbitration or administrative proceeding or investigation and to Wasatch's best knowledge and belief, no litigation, arbitration or administrative proceeding or investigation that would have a material adverse effect on the Assets or the Business is threatened.

                  Section 9.4 Brokers. Wasatch has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in an obligation of AG Holdings to pay any finder's fee, brokerage commission, or similar payment in connection with the transactions contemplated by this Merger Agreement.

                  Section 9.5 Absence of Undisclosed Liabilities and Conditions. Except as disclosed in the Wasatch Financial Statements, Wasatch shall have no debts, liabilities or obligations (whether due or to become due, absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation. The Wasatch Financial Statements do not include any assets or liabilities of any entity other than Wasatch nor any expense of any entity other than Wasatch. Wasatch has no knowledge of any currently existing facts that materially adversely affect or are likely in the future to materially adversely affect its assets.

                  Section 9.6 Financial Statements. The financial statements provided to AG Holdings by Wasatch ("Wasatch Financial Statements") fairly present the financial position and results of operations of Wasatch. The Wasatch Financial Statements, including the notes thereto, shall be prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC rules

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for such form) and present fairly the consolidated financial position of Wasatch at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments which will not be material in amount or significance) and, do not include or omit to state any fact which renders the Wasatch Financial Statements hereunder misleading. There has been no change in Wasatch accounting policies except as described in the notes to the Wasatch Financial Statements. Wasatch represents and warrants that as of December 31, 1999, Wasatch had approximately $1,050,000 in assets, $2,661,000 in liabilities, $1,585,000 in annual gross sales, $1,605,000 deficit shareholders' equity and $63,000 in net after tax profit.

                  Section 9.7 Title of Assets. Wasatch has good and marketable title to all of its assets and properties carried on its balance sheet, free and clear of all liens or encumbrances, except those reflected on its financial statements.

                  Section 9.8 Default. Wasatch is not in material default, or alleged to be in material default, under any contract or obligation.

                  Section  9.9  Transactions  with  Affiliates,   Directors  and
Shareholders. There are no contracts or agreements between Wasatch, its shareholders, affiliates and/or directors that have an adverse material effect on Wasatch.

                  Section 9.10 Accuracy of Information. No representation or warranty of Wasatch contained in this Merger Agreement and no statement contained in any certificate or other instrument delivered pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

                  Section 9.11 Court Orders and Decrees. The officers of Wasatch have not received written or oral notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting Wasatch.

                  Section 9.12 Approvals and Authorizations. Wasatch has obtained all necessary consents, approvals or authorizations in connection with the transactions contemplated hereby that are required by law or otherwise in order to make this Merger Agreement binding upon Wasatch.

                            CONDITIONS TO THE MERGER

                  Section 10.1. Conditions to Obligations of AG Holdings. The obligations of AG Holdings to consummate the Merger are subject to satisfaction on or prior to the Effective Time of the following conditions:


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                           (a) Performance. Each of the acts and undertakings of
Wasatch to be performed on or before the Effective Time pursuant to the terms hereof shall have been duly performed;

                           (b) Board of Directors and  Shareholder  Resolutions.
Wasatch shall have furnished AG Holdings with:

                                    (i) a certified copy of the resolutions duly
adopted by the Board of Directors of Wasatch approving this Merger Agreement, directing the submission thereof to a vote of the shareholders of Wasatch and declaring this Merger Agreement and the proposed Merger to be advisable; and

                                    (ii) a  certified  copy of a  resolution  or
resolutions approving this Merger Agreement and the Merger duly adopted by the holders of at least a majority of the outstanding shares of Wasatch's Common Stock entitled to vote thereon.

                           (c)  Representations  and Warranties True.  Except as
affected by transactions contemplated by this Agreement, the representations and warranties of Wasatch contained in this Merger Agreement shall be true in all material respects on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of such date, except for such breaches, inaccuracies or omissions of such representations and warranties which have neither had, nor reasonably would be expected to have, a Material Adverse Effect on Wasatch, and AG Holdings shall have received at the closing a certificate to that effect dated the Effective Time and executed on behalf of Wasatch by its President. "Material Adverse Effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (1) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (2) changes in GAAP, (3) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, and (4) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement; and

                           (d) No Violation of Orders,  Decrees, etc. The Merger
shall not violate any order, decree, or judgment of any court or governmental body having competent jurisdiction and AG Holdings shall not have reasonably determined that the Merger has become inadvisable or impractical by reason of any event or any order, decree or judgment of any court or governmental body materially restraining or prohibiting, or the effect of which is to materially

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



restrain or prohibit the effective operation by AG Holdings of the business of Wasatch after the Effective Time.

                           (e) Securities and Exchange  Commission  Filing.  The
Surviving Corporation shall file a Form 8-K within 15 days of this Agreement with the U.S. Securities and Exchange Commission ("SEC"), and within 60 days will file financial statements of Wasatch, audited by an independent public accountant prepared under U.S. GAAP.

                  10.2 Conditions to Obligations of Wasatch. The obligation of Wasatch to consummate the Merger is subject to the satisfaction on or prior to the Effective Time, of the following conditions:

                           (a) Performance. Each of the acts and undertakings of
AG Holdings to be performed on or before the Effective Time pursuant to the terms hereof shall have been duly performed;

                           (b) Board of Directors Resolutions. AG Holdings shall
have furnished Wasatch with a certified copy of the resolutions duly adopted by the Board of Directors of AG Holdings approving this Merger Agreement and authorizing the Merger and all matters necessary advisable to effect each of these transactions;

                           (c)  Representations  and Warranties True.  Except as
affected by transactions contemplated by this Agreement, the representations and warranties of AG Holdings contained in this Merger Agreement shall be true in all material respects on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of such date except for such breaches, inaccuracies or omissions of such representations and warranties which have neither had, nor reasonably would be expected to have, a Material Adverse Effect on AG Holdings, and Wasatch shall have received at the closing a certificate of AG Holdings to that effect dated the Effective Time and executed on behalf of AG Holdings by its President. "Material Adverse Effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (1) changes in laws of general applicability or interpretations thereof by courts or governmental authorities,
(2) changes in GAAP, (3) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, and (4) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement;


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



                           (d) No Violation of Orders,  Decrees, etc. The Merger
shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and Wasatch shall not have reasonably determined that the Merger has become inadvisable or impractical by reason of any event or any order, decree or judgment of any court or governmental body which adversely affects the rights of the holders of Wasatch Common Stock.

                           (e) Securities  and Exchange  Commission  Filing.  AG
Holdings shall deliver a copy of its Form S-8 Registration Statement (No. 333-40747) concerning an aggregate of 4,000,000 shares of Common Stock including those sold to investors referred to AG Holdings by Wasatch.

                           (f) Conduct of  Business  of AG Holdings  Pending the
Merger.

         Except as otherwise contemplated by this Merger Agreement, after the date hereof and prior to the Merger or earlier termination of this Merger Agreement, unless Wasatch shall otherwise agree in writing or if provided in this Merger Agreement, AG Holdings shall:

                                    (i) conduct its business in the ordinary and
usual course of business and consistent with past practice;

                                    (ii) not (i) amend or  propose  to amend its
Certificate of Incorporation or By-laws, (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (iii) spin-off any assets or businesses, (iv) engage in any transaction for the purpose of effecting a recapitalization of the Company, or (v) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

                                    (iii) not issue, sell, pledge or dispose of,
or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of AG Holdings' capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing;

                                    (iv) not (i)  incur or  become  contingently
liable with respect to any indebtedness for borrowed money, except in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (iii) take or fail to take any action which action or failure to take action would cause AG Holdings or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of this Agreement, (iv) make any acquisition of any assets (except in the ordinary course of business) or businesses, except such strategic acquisitions that are approved by AG Holdings' Board of Directors, (v) sell any


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



assets (except in the ordinary course of business) or businesses, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                           (g) Legal  Opinion.  Wasatch  shall  have  received a
legal opinion from Jehu Hand, legal counsel to AG Holdings as soon as possible following the Merger, but not later than two weeks thereafter.

                  Section 11. Amendment; Assurances. The parties hereto, by mutual consent of their respective boards of directors, may amend, modify or supplement this Merger Agreement prior to the Effective Time; provided, however, that no amendment, modification or supplement may be made after the adoption of this Merger Agreement by the Shareholders of Wasatch which changes this Merger Agreement in a way which, in the judgment of the Board of Directors of Wasatch, would have a material adverse effect on the Shareholders of Wasatch, unless such amendment, modification or supplement is approved by such Shareholders.

                  If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of Wasatch acquired or to be acquired by, or as a result of, the Merger, the officers and directors of Wasatch or any of them shall be, and they hereby are, severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the Merger and the terms of this Plan.

                  Section 12. Stock Split. AG Holdings and Wasatch hereby agree and covenant that from the date hereof prior to the Effective Time, neither party will implement one or more stock splits in its issued and outstanding common stock without the consent of the other party.

                  Section 13. Termination. This Merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the Shareholders of Wasatch, by action of the Board of Directors of Wasatch if the Board of Directors of Wasatch determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of Wasatch and its Shareholders.

                  Section 14. Counterparts. This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  Section 15. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

                  Section 16. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

         IN WITNESS WHEREOF, A.G. Holdings and Wasatch have caused this Merger Agreement to be executed and delivered as of the date first above written.


                                              A.G. HOLDINGS, INC.
                                              A Washington corporation

ATTEST:
                                              By: /s/ Dempsey Mork
                                              --------------------
/s/ Randy Baker                               Dempsey Mork
----------------------                        Chairman of the Board
Randy Baker, Secretary,




                                              WASATCH INTERACTIVE LEARNING CORP.
                                              A Utah corporation

ATTEST:
                                              By:  /s/ Barbara Morris
                                              -----------------------
/s/ Carol Loomis                              Barbara Morris
-----------------------                       President
Carol Loomis, Secretary




STATE OF WASHINGTON                 )
                                    ) :ss
COUNTY OF RIVERSIDE                 )

         I, Christina Matteson, a notary public, hereby certify that on the 20th day of January, 2000, personally appeared before me the Chairman of the Board of AG Holdings Inc., a Washington corporation ("AG Holdings"), and the Secretary of AG Holdings, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as the Chairman of the Board and Secretary, respectively, and that the statements therein contained are true.

                                              /s/ Christina Matteson
                                              ----------------------
                                              NOTARY PUBLIC
                                              Residing in Riverside County, CA

STATE OF UTAH                       )
                                    ) :ss
COUNTY OF SALT LAKE                 )

         I, Julie R. Scott, a notary public, hereby certify that on the 20st day of January, 2000, personally appeared before me the President of Wasatch Interactive Learning Corporation, a Utah corporation ("Wasatch"), and the
Secretary of Wasatch, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as the President and Secretary, respectively, of Wasatch and that the statements therein contained are true.

                                               /s/ Julie R. Scott
                                              -------------------
                                              NOTARY PUBLIC
                                              Residing in Salt Lake City, UT




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